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                                                                     EXHIBIT 4.1

                                                                [EXECUTION COPY]

                     AMENDMENT NO. 3 TO AMENDED AND RESTATED
                     MASTER POOLING AND SERVICING AGREEMENT

                        (FNANB CREDIT CARD MASTER TRUST)

                  AMENDMENT NO. 3 TO AMENDED AND RESTATED MASTER POOLING AND SERVICING AGREEMENT, dated as of November 18, 2003 (this "Amendment"), among DC FUNDING INTERNATIONAL, INC., a Delaware corporation, as Transferor (in such capacity, the "Transferor"), FIRST NORTH AMERICAN NATIONAL BANK, a national banking association, as Servicer (in such capacity, the "Servicer"), and JPMORGAN CHASE BANK, a New York banking corporation and successor trustee to First Union National Bank, as Trustee (in such capacity, the "Trustee").

                             PRELIMINARY STATEMENTS

                  WHEREAS, the Transferor, the Servicer and the Trustee are parties to an Amended and Restated Master Pooling and Servicing Agreement dated as of December 31, 2001, as amended (the "Agreement");

                  WHEREAS, Section 13.1(c) of the Agreement provides that the Servicer, the Transferor and the Trustee may amend the Agreement from time to time, with the consent of the Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 66-2/3% of the Invested Amount of all Series adversely affected, subject to certain limitations set forth therein; and

                  WHEREAS, the parties hereto desire to amend the Agreement as set forth herein;

                  NOW, THEREFORE, in consideration of the mutual agreements contained herein, each party agrees as follows for the benefit of the other parties and for the benefit of the Certificateholders:

                  Section 1. Definitions. All terms used in the Preliminary Statements or elsewhere in this Amendment that are defined in the Agreement have the meanings assigned to them therein, except to the extent such terms are amended or modified in this Amendment.

                  Section 2. Amendment of Section 1.1. Section 1.1 of the Agreement is hereby amended by adding the following definitions:

                           "Amendment No. 3" shall mean Amendment No. 3 to this Agreement dated as of November 18, 2003 among the Transferor, the Servicer and the Trustee.

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                           "Circuit City Plus(R) Accounts" shall mean the
         Accounts identified by account number on the computer file or microfiche list attached as Schedule 1 to Amendment No. 3.

                  Section 3. Amendment of Section 2.7. Section 2.7 of the Agreement is hereby amended by adding the following parenthetical at the end of the first sentence of subsection (a) of such section: "(except that the Transferor may designate the Circuit City Plus(R) Accounts for deletion and removal from the Accounts on a non-random basis)."

                  Section 4. Amendment of Section 6.3. Section 6.3 of the Agreement is hereby amended by substituting "Section 6.9" for "Sections 6.9 and 7.2" in the first line of subsection (b) of such section."

                  Section 5. Amendment of Section 7.2. Section 7.2 of the Agreement is hereby amended by deleting paragraph (a)(ii) of such section in its entirety and by substituting the following therefor (solely for convenience, changed text is italicized):

                           (ii) the Transferor has delivered to the Trustee (i) an Officer's Certificate signed by a Vice President or more senior officer of the Transferor stating that such consolidation, merger, conveyance or transfer, and, if the Transferor is not the surviving entity, such supplemental agreement, comply with this Section 7.2 and that all conditions precedent herein provided for relating to such transaction have been complied with and (ii) if the Transferor is not the surviving entity, an Opinion of Counsel stating that such supplemental agreement constitutes a legal, valid and binding obligation of the surviving entity, enforceable against the surviving entity in accordance with its terms, subject to applicable bankruptcy, insolvency, receivership, conservatorship, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

                  Section 6. Amendment of Section 8.5. Section 8.5 of the Agreement is hereby amended by deleting such section in its entirety and by substituting the following therefor (solely for convenience, changed text is italicized):

                           Section 8.5 The Servicer Not to Resign. The Servicer shall not resign from the obligations and duties hereby imposed on it as such except (i) upon determination that the performance of its duties hereunder is or will become impermissible under applicable law, regulation or order and there is no reasonable action which the Servicer could take to make the performance of its duties hereunder permissible under applicable law or (ii) upon satisfaction of the following conditions: (A) an Eligible Servicer shall have assumed, by an agreement supplemental hereto, executed and delivered to the Trustee, in form acceptable to the Transferor and the Trustee, the performance of every covenant and obligation of the Servicer hereunder;
         (B) the Rating Agency Condition shall have been satisfied with respect to such resignation and appointment; (C) the

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         resigning Servicer shall have delivered to the Trustee an Officer's
         Certificate stating that such resignation and such supplemental agreement comply with this Section 8.5 and that all conditions precedent herein provided for relating to such resignation and assumption have been complied with; and (D) the resigning Servicer shall have delivered or caused to be delivered to the Trustee (with a copy to each Rating Agency) an Opinion of Counsel that such supplemental agreement constitutes a legal, binding and valid obligation of the assuming Servicer, enforceable against the assuming Servicer in accordance with its terms, subject to applicable bankruptcy, insolvency, receivership, conservatorship, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity). Any determination permitting the resignation of the Servicer under clause (i) of this
         Section 8.5 shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee, and no such resignation shall be effective until the Trustee or a successor to the Servicer has assumed the Servicer's responsibilities and obligations under this Agreement. If the Trustee is unable within 120 days of a resignation of the Servicer under clause (i) of this Section 8.5 to appoint a Successor Servicer pursuant to Section 10.2(a), the Trustee or its duly appointed agent (which may not be the outgoing Servicer) shall serve as Successor Servicer hereunder but the Trustee shall have continued authority to appoint another Person as Successor Servicer.

                  Section 7. Incorporation of Agreement. The Agreement as amended by this Amendment is hereby incorporated by reference and forms a part of this instrument with the same force and effect as if set forth in full herein. In the event that any term or provision contained herein shall conflict or be inconsistent with any term or provision contained in the Agreement, the terms and provisions of this Amendment shall govern. After the date hereof, any reference to the Agreement shall mean the Agreement as amended by this Amendment.

                  Section 8. Ratification of the Agreement. As amended by this Amendment, the Agreement is in all respects ratified and confirmed, and the Agreement and this Amendment shall be read, taken and construed as one and the same instrument.

                  Section 9. Counterparts. This Amendment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

                  Section 10. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS
LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

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                  IN WITNESS WHEREOF, the Transferor, the Servicer and the
Trustee have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

                                  DC FUNDING INTERNATIONAL, INC.,
                                   as Transferor

                                  By: /s/ Philip J. Dunn
                                     ________________________________
                                      Name:  Philip J. Dunn
                                      Title: President

                                  FIRST NORTH AMERICAN NATIONAL BANK,
                                   as Servicer

                                  By: /s/ Daniel P. Tierney
                                     ________________________________
                                      Name:  Daniel P. Tierney
                                      Title: President

                                  JPMORGAN CHASE BANK,
                                   as Trustee

                                  By: /s/ Wen Hao Wang
                                     ________________________________
                                      Name:  Wen Hao Wang
                                      Title: Asst. Vice President

FNANB Bankcard Portfolio Sale
Amendment No. 3 to Amended and Restated Master Pooling and Servicing Agreement November 18, 2003

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                                   Schedule 1
                          Circuit City Plus(R) Accounts

                                [TO BE ATTACHED]